UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2015

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On June 3, 2015, Vanguard Natural Resources, LLC (the “Company”), through its wholly-owned subsidiary, Vanguard Natural Gas, LLC, entered into the Eighth Amendment to Third Amended and Restated Credit Agreement (the “Eighth Amendment”) , among the Company, Citibank, N.A., as administrative agent, and the lenders party thereto, which amends the Company’s Third Amended and Restated Credit Agreement, dated September 30, 2011 and was amended by the First Amendment, dated November 30, 2011, the Second Amendment, dated June 29, 2012, the Third Amendment, dated December 31, 2012, the Fourth Amendment, dated April 16, 2013, the Fifth Amendment, dated November 5, 2013, the Sixth Amendment, dated April 30, 2014 and the Seventh Amendment, dated October 30, 2014 (as amended, the “Credit Facility”).

The Eighth Amendment, effective as of June 3, 2015, decreased the borrowing base from $2.0 billion to $1.6 billion. The Eighth Agreement however provides for an automatic increase in the borrowing base by $200.0 million upon closing of the LRR Energy, L.P. merger. In addition, the Eighth Agreement includes, among other provisions, the amendment of the debt to “Last Twelve Months Adjusted EBITDA” covenant to be greater than 5.5 to 1.0 in 2015, 5.25 to 1.0 in 2016 and 4.5 to 1.0 starting in 2017 and beyond.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Eighth Amendment, dated June 3, 2015, to Third Amended and Restated Credit Agreement, by and between Vanguard Natural Gas, LLC, Citibank, N.A., as administrative agent and the lenders party hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
June 4, 2015		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Eighth Amendment, dated June 3, 2015, to Third Amended and Restated Credit Agreement, by and between Vanguard Natural Gas, LLC, Citibank, N.A., as administrative agent and the lenders party hereto